UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2007, Louis J. Lavigne, Jr. resigned as a member of the Board of Directors of BMC Software, Inc. (the "Company"). Mr. Lavigne served as Chairman of the Audit Committee and as a member of the M&A Committee. The resignation of Mr. Lavigne was solely for personal reasons and did not involve any disagreement with the Company, the Company's management or the Company's Board of Directors.

On February 6, 2007, the Company's Board of Directors appointed George F. Raymond, a current director of the Company and a member of the Audit Committee, as Chairman of the Audit Committee effective immediately. Mr. Raymond has served as a member of the Company's Audit Committee since 1988 and served as Chairman of the Audit Committee from 1999 to May 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

February 6, 2007	By:	Chris C. Chaffin

Name: Chris C. Chaffin
Title: Sr. Legal Counsel & Asst. Secretary